UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Unaudited Pro Forma Financial Information

Certain unaudited pro forma financial information is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The attached unaudited pro forma financial information updates the unaudited pro forma financial information previously included as Exhibit 99.4 to each of the Current Reports on Form 8-K filed by Blackstone Mortgage Trust, Inc. (the “Company”) on April 13, 2015 in order to reflect the upsize of the Company’s offering of its class A common stock and the actual public offering price of $30.50 per share. The unaudited pro forma financial information has been presented for informational purposes only and does not purport to project the future financial position or operating results of the Company.

April 13, 2015 Current Reports on Form 8-K

As previously disclosed, on April 13, 2015 technical difficulties at the Securities and Exchange Commission (“SEC”) delayed the acceptance of certain filings with the SEC, including the Company’s Current Report on Form 8-K (including Item 5.03 and Exhibit 3.1) (the “Original Filing”). Prior to market open on April 13, 2015, the Original Filing was submitted to the SEC and made available on the Company’s public website, as reported in a press release issued concurrently by the Company, but the Original Filing was not available on the SEC’s website until later that day. In the interim, the Company filed a substantially identical Current Report on Form 8-K (but excluding Item 5.03 and Exhibit 3.1, which based on information from the Company’s filing service provider created the technical difficulties) that was immediately available on the SEC’s website and therefore preceded the Original Filing, which was made available on the SEC’s website later the same day after the technical difficulties were resolved.

Other than the information filed under Items 8.01 and 9.01 in this Current Report on Form 8-K, including Exhibits 1.1, 5.1 and 23.1, the information in this Current Report on Form 8-K, including the information furnished under Item 7.01 and in Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01	Other Events.

Underwritten Public Offering

On April 17, 2015, the Company completed an underwritten public offering of 23,000,000 shares (the “Shares”) of its class A common stock, par value $0.01 per share, including 3,000,000 shares sold pursuant to the underwriters’ full exercise of their 30-day option to purchase additional shares, in each case at a public offering price of $30.50 per share pursuant to an underwriting agreement, dated April 13, 2015 (the “Underwriting Agreement”), among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Underwriting Agreement relating to the offering is filed herewith as Exhibit 1.1.

Aggregate net proceeds to the Company, after estimated offering expenses, were approximately $681.8 million. The Company intends to use the net proceeds from the offering to pay for a portion of the purchase price for its proposed acquisition of a portfolio of commercial mortgage loans from General Electric Capital Corporation and certain of its affiliates, and for working capital and other general corporate purposes. The Shares were sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-190191) filed on July 26, 2013 and the related prospectus dated July 26, 2013, as supplemented by the prospectus supplement dated April 13, 2015.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K (including the exhibits hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Current Reports on Form 8-K filed on April 13, 2015, as such factors may be updated from time to time in the Company’s filings with the SEC. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated April 13, 2015, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: April 17, 2015
	By:	/s/ Paul D. Quinlan
	Name:	Paul D. Quinlan
	Title:	Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated April 13, 2015, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Unaudited pro forma financial information.